                                                    Registration No.  333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ___________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________

                                 IMAGICTV INC.
            (Exact name of registrant as specified in its charter)

                Canada                                        Not Applicable
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                        Identification Number)

                      One Brunswick Square, 14/th/ Floor
                        Saint John, NB E2L 3Y2, Canada
              (Address of Principal Executive Offices) (Zip Code)

                 IMAGICTV INC. 1998 EMPLOYEE SHARE OPTION PLAN
                     IMAGICTV INC. 2000 SHARE OPTION PLAN
                           (Full title of the plans)

                               Marjean Henderson
                            c/o ImagicTV (US), Inc.
                        1200 17/th/ Street, Suite 1000
                               Denver, CO  80202
                                (203) 623-1224
          (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          Proposed Maximum    Proposed Maximum
                          Title of Securities            Amount to be    Offering Price Per       Aggregate         Amount of
                           to be Registered             Registered (1)         Share           Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value, under the 1998       3,021,607 shares      $1.64 (2)         $ 4,955,435 (2)        $1,239
Employee Share Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value, under the 2000       1,879,185 shares      $5.18 (3)         $ 9,734,178 (3)        $2,434
Share Option Plan
------------------------------------------------------------------------------------------------------------------------------------
       Total........................................                                                                  $3,673
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). Also includes an indeterminate number of additional Common Shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Shares or pursuant to the antidilution provisions of the plans.
(2) Calculated under Rule 457(h) under the Securities Act based on the exercise prices of outstanding options. The per share amount is the average exercise price.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The estimate is based upon the average of the high and low prices of the Common Shares as reported on the Nasdaq National Market on January 11, 2001.

                                    PART I

                           SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the ImagicTV Inc. 1998 Employee Share Option Plan and the ImagicTV Inc. 2000 Share Option Plan as specified under Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be, and are not being, filed by ImagicTV Inc. (the "Company") with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 promulgated by the SEC under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the SEC by the Company as registrant: the prospectus of the Company utilized in the United States filed with the SEC on November 21, 2000 pursuant to Rule 424(b) of the Securities Act in connection with the Company's registration statement on Form F-1 (File No. 333-48452).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Common Shares offered have been sold or which deregisters all of such Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Not applicable.

     Item 6.  Indemnification of Directors and Officers

     Under the Canada Business Corporations Act, the Company is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgement in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against the Company. To be entitled to indemnification under this act, the director or officer must act honestly and in good faith with a view to the best interests of the Company. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful.

     Under the Company's bylaws, the Company may indemnify its current and former directors, as well as current and former officers, employees and agents, to the fullest extent permitted by the Canada Business Corporations Act. The bylaws authorize the Company to purchase and maintain insurance on behalf of its current and past directors, officers, employees and agents against any liability incurred by them in their duties. The Company believes that the provisions of its bylaws are necessary to attract and retain qualified persons as directors and officers.

     The Company has purchased a liability insurance policy covering its directors and officers with limits of C$6.0 million in the aggregate, subject to a deductible in respect of corporate reimbursement of C$25,000 for each loss. Generally, under this insurance, the Company is reimbursed under a corporate indemnity provision for payments made on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are reimbursed for losses arising during the performance of their duties for which they are not indemnified by the Company.

     Currently, there is no pending litigation or proceeding in which a current or past director, officer or employee seeks indemnification. Furthermore, the Company is not aware of any threatened litigation that may result in claims for indemnification.

     Item 7.  Exemption from Registration Claimed

     Not applicable.

     Item 8.  Exhibits

Exhibit No.                Description of Exhibit
-----------                ----------------------
4.1                        ImagicTV Inc. 1998 Employee Share Option Plan (incorporated by reference to
                           Exhibit 10.1 to the Registration Statement on Form F-1 (Reg. No. 333-48452)).

4.2                        ImagicTV Inc. 2000 Share Option Plan (incorporated by reference to Exhibit
                           10.3 to the Registration Statement on Form F-1 (Reg. No. 333-48452)).

5.1                        Opinion of McCarthy Tetrault as to the legality of securities offered.

5.2                        Opinion of Patterson Palmer Hunt Murphy as to the legality of securities offered.

23.1                       Consent of McCarthy Tetrault (contained in its opinion filed as Exhibit 5.1).

23.2                       Consent of KPMG LLP, Independent Auditors.

23.3                       Consent of Patterson Palmer Hunt Murphy (contained in its opinion filed as
                           Exhibit 5.2).

24.1                       Power of Attorney (included on the signature page of this Registration
                           Statement).


     Item 9.  Undertakings

     (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by one of the directors, officers or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John, Province of New Brunswick, Canada on January 17, 2001.

                              IMAGICTV INC.

                              /s/ Marjean Henderson
                              -------------------------------
                              By:  Marjean Henderson
                              Title:  Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcel LeBrun, Marjean Henderson and Gerry Verner as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                         Title                         Date
-------------------------------   --------------------------        -----------------------

/s/ Marcel LeBrun                 President, Chief Executive
-------------------               Officer and Director (principal   January 17, 2001
Marcel LeBrun                     executive officer)


                                  Vice President and Chief
                                  Financial Officer
/s/ Marjean Henderson             (principal financial and          January 17, 2001
---------------------             accounting officer)
Marjean Henderson

/s/ Peter Jollymore               Chairman of the Board of      January 17, 2001
-----------------------------     Directors
Peter Jollymore


/s/ Joe Culp                      Director                      January 17, 2001
-----------------------------
Joe C. Culp


/s/ Carey Diamond                 Director                      January 17, 2001
-----------------------------
Carey Diamond


/s/ Dr. Terence E. Matthews       Director                      January 17, 2001
-----------------------------
Dr. Terence E. Matthews


/s/ Michael J. McCloskey          Director                      January 17, 2001
-----------------------------
Michael J. McCloskey


/s/ Robert Neal                   Director                      January 17, 2001
-----------------------------
Robert Neal


/s/ Gerald Pond                   Director                      January 17, 2001
-----------------------------
Gerald Pond


/s/ Paul Spruyt                   Director                      January 17, 2001
-----------------------------
Paul Spruyt


             SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

     Pursuant to the Securities Act of 1933, as amended, the undersigned certifies that she is the duly authorized representative of the Company in the United States and has signed this Registration Statement or amendment thereto, on this 17th day of January 2001.


                                    xx /s/ Marjean Henderson
                                      -----------------------------------------
                                         Marjean Henderson, a U.S. citizen
                                         (Authorized representative of ImagicTV
                                         Inc. in the United States)

Index to Exhibits

Exhibit No.                Description of Exhibit
-----------                ----------------------
4.1                        ImagicTV Inc. 1998 Employee Share Option Plan (incorporated by reference to
                           Exhibit 10.1 to the Registration Statement on Form F-1 (Reg. No. 333-48452)).

4.2                        ImagicTV Inc. 2000 Share Option Plan (incorporated by reference to Exhibit
                           10.3 to the Registration Statement on Form F-1 (Reg. No. 333-48452)).

5.1                        Opinion of McCarthy Tetrault as to the legality of securities offered.

5.2                        Opinion of Patterson Palmer Hunt Murphy as to the legality of securities offered.

23.1                       Consent of McCarthy Tetrault (contained in its opinion filed as Exhibit 5.1).

23.2                       Consent of KPMG LLP, Independent Auditors.

23.3                       Consent of Patterson Palmer Hunt Murphy (contained in its opinion filed as Exhibit 5.2).

24.1                       Power of Attorney (included on the signature page of this Registration
                           Statement).